Exhibit 23.5

January 15, 2024

PS International Group Ltd. (the “Company”)

Unit 1002, 10/F, Join-in Hang Sing Centre

No. 2-16 Kwai Fung Crescent, Kwai Chung

New Territories, Hong Kong

Telephone: +852 2754-3320

Re: Consent of China Insights Consultancy

Ladies and Gentlemen,

We, China Insights Industry Consultancy Limited, understand that PS International Group Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands plans to file a registration statement on Form F-4 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with the proposed business combination among the Company, AIB Acquisition Corporation, PSI Group Holdings Ltd 利航國際控股有限公司, and other parties (the “Proposed Business Combination”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our research reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the“SEC Filings”), (iv) in institutional and retail roadshows and other activities in connection with the Proposed Business Combination, (v) on the websites of the Company and its subsidiaries and affiliates, and (vi) in other publicity materials in connection with the Proposed Business Combination.

We further hereby consent to the filing of this consent letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

Yours faithfully,

For and on behalf of

China Insights Industry Consultancy Limited

/s/ Leon Zhao
Name:	Leon Zhao
Title:	Partner